Exhibit 32.1

                   CERTIFICATION PURSUANT TO
                     18 U.S.C. SECTION 1350,
                     AS ADOPTED PURSUANT TO
          SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Menderes Akdag, Chief Executive Officer and President
(principal executive officer) and I, Bruce S. Rosenbloom, Chief
Financial Officer (principal financial officer) of PetMed
Express, Inc. (the "Registrant"), each certify to the best of our knowledge, based upon a review of the Annual Report on Form 10-K for the year ended March 31, 2006 (the "Report") of the Registrant, that:

(1)	the Report fully complies with the requirements of
        section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report, fairly presents,
        in all material respects, the financial condition and
        results of   operations of the Registrant.


                                   Date: May 31, 2006

                                   By:/s/  Menderes Akdag
                                     ------------------------------
                                     Menderes Akdag
                                     Chief Executive Officer and President

                                  By:/s/  Bruce S. Rosenbloom
                                    -------------------------------------
                                     Bruce S. Rosenbloom
                                     Chief Financial Officer